MASTER LEASE AGREEMENT

LESSOR:                             NOVA CORPORATION

ADDRESS:                            621 NW 53rd Street, Suite 320
                                    Boca Raton, FL 33487

LESSEE:                             NATIONAL AUTO FINANCE COMPANY L.P.

ADDRESS:                            621 NW 53rd Street, Suite 200
                                    Boca Raton, FL 33487

AGREEMENT DATE:                     September 1, 1995

This contract is a Master Lease Agreement. The terms of each Equipment Schedule ("Schedule") hereto are subject to any and all conditions and provisions set forth herein at the time of execution of such Schedule as the same may have been amended prior to the execution of such Schedule. Each Schedule shall provide a description of Equipment, Lease Term, Rental, Payment(s), Location of Equipment, Commencement Date, and such other information as may be required. Each Schedule is enforceable according to the terms and conditions contained therein and in the event of a conflict between the language of the Master Lease Agreement and any Schedule hereto, the language of the Schedule shall prevail in respect to that Schedule. Each Schedule, together with the terms and conditions of this Master Lease Agreement incorporated therein is referred to herein as the "Master Lease Agreement". Lessor, by its acceptance hereof, hereby leases to Lessee, and the Lessee hereby leases from Lessor, in accordance with the terms and conditions set forth herein and in the applicable Schedule(s), the Equipment described on the Schedule(s) and any attachments thereto (the "Equipment").

1.       LEASE TERM

This Master Lease Agreement shall be effective from the date hereof. As to any particular item of Equipment, the term shall continue as stated in the applicable Schedule, from the respective Commencement Date, as, from time to time, Equipment described in any Schedule is accepted by Lessee. Said term shall be automatically extended at the monthly lease rate in effect at the end of said term unless and until terminated by either party hereto giving the other not less than ninety (90) days prior written notice. Acceptance ("Acceptance") shall occur on the following applicable date: (i) in the case of Equipment acquired by Lessor from a third party vendor, which Equipment by its nature does not require installation, the date of delivery of the item of Equipment to Lessee; (ii) in the case of Equipment acquired by Lessor from a third party Vendor, which Equipment by its nature does require installation,

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the day the Equipment is installed, or (iii) in the case of an item of Equipment which is the subject of a sale and leaseback between Lessor and Lessee, the date upon which Lessor purchases such Equipment from Lessee.

2.       PAYMENTS OF RENT

Unless otherwise set forth in the respective Schedule, the following shall apply: The first rental payment shall be due upon the Acceptance of the Equipment by Lessee, and such payment shall cover the lease month or other period commencing on the Commencement Date. Each subsequent rental payment shall be due and payable in advance, for the lease period covered by such payment, on the first day thereof. In the event Acceptance occurs prior to the Commencement Date, interim rental shall be paid by Lessee in the amount equal to a proration on a per diem basis of the Monthly Rent, as hereinafter defined, for the period commencing as of the date of Acceptance to the Commencement Date. All rental and other payments by Lessee under this Lease shall be made to Lessor at its address stated above or at such other address as Lessor may designate in writing and if payment shall be made by check, such check shall arrive at such address on or before the date the rental payment shall be due. Monthly rent payable with respect to each item of Equipment ("Monthly Rent") shall be set forth for such item in the applicable Schedule. Any and all amounts payable to Lessor hereunder other than Monthly Rent shall be considered and referred to herein as "Supplemental Rent." Monthly Rent, together with Supplemental Rent, shall be referred to herein as "Rent." This Lease provides for a net lease, and the Rent due hereunder from Lessee to Lessor shall be absolute and unconditional and shall not be subject to any abatement, recoupment, defense, claim, counterclaim, reduction, set-off, or any other adjustment of any kind for any reason whatsoever.

3.       ADDITIONAL SUMS PAYABLE BY LESSEE

(a) All transportation, transit insurance and other charges payable for delivery of the Equipment to Lessee, and for installation of the Equipment, shall be paid by Lessee.

(b Lessee shall promptly pay all costs, expenses, and obligations of every kind and nature incurred in connection with the use, maintenance, servicing, repair or operation of the Equipment which may arise or be payable during the lease term of such Equipment hereunder, except as specifically provided herein, and shall keep the Equipment in as good and efficient repair, condition and working order as when delivered to Lessee hereunder, reasonable wear and tear from the proper use thereof alone excepted, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in such good and efficient repair, condition and working order, at the expense of Lessee, and in addition will permit the manufacturer to make all, free-of-charge engineering changes, all so that the Equipment will remain acceptable to the manufacturer for maintenance. Without limiting the


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foregoing, Lessee shall, during the continuance of this Lease, at its own expense, make appropriate arrangements for maintenance of each item of Equipment, including, without limitation, with respect to each item of Equipment entering into and maintaining in force a contract with the manufacturer of the Equipment or other person or entity approved in writing by Lessor covering at least prime shift maintenance.

(c) Lessee shall indemnify and hold harmless Lessor against and shall pay all federal, state, county or local taxes, fees or other charges, however designated (together with any related interest or penalties not arising from negligence on the part of Lessor), imposed or assessed against or with respect to this Lease, Rent hereunder, the Equipment, Lessor or Lessee or payable by Lessor or Lessee with respect to the use, lease, sale, purchase, delivery, possession, sublease or ownership of the Equipment, excepting only (i) taxes on or to the extent measured by the net income of Lessor, franchise taxes and gross receipts taxes in the nature of an income tax; and (ii) sales, use or similar taxes or other amounts paid by Lessor if, and only if, any such taxes or other amounts are included as part of the acquisition costs of any Equipment. Lessor shall give Lessee and Lessee shall give Lessor written notice of any event or condition which requires indemnification by Lessee hereunder or any allegation of such event or condition, promptly upon obtaining knowledge thereof. Lessee shall not be obligated to pay any amount under this Section 3 so long as Lessee shall in good faith and by appropriate proceedings contest and diligently prosecute the validity or the amount thereof unless such contest would adversely affect the title of the Lessor to the Equipment or would subject it to forfeiture or sale, provided that Lessee shall make any required deposits during such contest. Upon resolution of such contest, Lessee shall promptly pay all amounts then owing. In case any report or return is required to be made with respect to any obligation of Lessee arising out of this Section 3, Lessee will either make such report or return in such manner as shall be satisfactory to Lessor or, if requested by Lessor, furnish information to Lessor necessary to complete such report or return by Lessor.

4.       WARRANTIES

(a) Lessor hereby warrants and covenants to Lessee that so long as no Event of Default has occurred under the applicable Schedule hereto, Lessee shall and may quietly have, hold, and enjoy the Equipment and every part thereof leased hereunder for the term of this Lease, as such term may be extended hereunder, free from disturbance by Lessor or its agents, employees, successors or assigns, or by anyone (whether the holder of a lien or otherwise) claiming solely by, through, or under Lessor. LESSOR HAS NOT MADE AND MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY OTHER, EXPRESS OR IMPLIED WARRANTY WHATSOEVER HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PURPOSE, OR OTHERWISE. REGARDING THE EQUIPMENT OR ANY PART OR THE DESIGN OR CONDITION THEREOF. Subject to the provisions of Section 10 hereof, Lessor hereby transfers and


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assigns to Lessee during the term of this Lease, all of its right, title and interest in any express or implied warranties and covenants of any Equipment manufacturer or vendor which are assignable by Lessor.

(b) Lessee, at the time of execution of this Master Lease Agreement and any Schedule hereto, hereby warrants and represents to Lessor, Secured Party, as hereinafter defined, and their respective successors and assigns; (i) that execution, delivery and performance of this Master Lease Agreement have been duly authorized by all necessary corporate action on its part and are not in conflict with its charter or bylaws, nor will constitute a breach of or default under any indenture, contract or agreement by which it is bound, or with any statute, judgment, decree, rule or regulation binding upon it; (ii) that no consent or approval of any trustee or holder of any indebtedness or obligation, and no consent or approval of, or taking of any other action with respect to, any governmental authority, is necessary for execution, delivery or performance of this Master Lease Agreement; (iii) that this Master Lease Agreement is legal, valid, binding, and enforceable against the Lessee in accordance with its terms, subject to enforcement limitations imposed by rules of equity or by bankruptcy or similar laws; (iv) Lessee is a limited partnership validly existing and in good standing under the laws of the jurisdiction of its formation and the jurisdiction(s) where the Equipment will be located and has adequate power to enter into and perform this Master Lease Agreement; and (v) there are no actions, suits or proceedings pending or, to the knowledge of Lessee threatened against or affecting Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a materially adverse effect on the ability of Lessee to perform its obligations under this Master Lease Agreement.

5.       POSSESSION, USE AND MAINTENANCE OF THE EQUIPMENT

(a) The Equipment shall be kept by Lessee (1) subject to inspection by Lessor at reasonable times and manner, (2) at Lessee's address, as stated on each Schedule hereto, which Equipment shall not be relocated without prior written consent of Lessor, which consent shall not be unreasonably withheld, (3) free of all security interests of any kind whatever, liens, encumbrances and other claims, except (i) those of persons claiming solely against Lessor but not Lessee on account of obligations which Lessee is not required by this Master Lease Agreement to discharge, (ii) liens of current taxes not delinquent (except liens for taxes which are being contested by Lessee as provided in Section 3 hereof),
(4) marked with the manufacturer's identification marks or numbers and, if requested by Lessor or Secured Party, conspicuously labeled with labels supplied by Lessor or Secured Party to disclose Lessor's and any Secured Party's interest in the Equipment, and (5) in good and efficient repair, condition and working order, reasonable wear and tear from the proper use thereof alone excepted, and acceptable for maintenance under the manufacturer's maintenance agreement at the expiration of the Lease Term, if such agreement is then generally available for the item of Equipment. Lessee will, within ten (10) business days of receiving notice


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thereof, promptly notify Lessor in writing of any mortgage, pledge, lien, attachment, charge, encumbrance or right of others which has arisen with respect to the Equipment.

(b) Lessee shall use the Equipment with due care to prevent injury thereto, and to any person or property, and in conformity with all applicable laws, ordinances, rules, regulations and other requirements of any insurer or governmental body and with all requirements of the manufacturer with respect to the use, maintenance and operation of the Equipment. Except as provided below, Lessee shall not modify any Equipment without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall be entitled, from time to time during the term of this Master Lease Agreement, without written consent of Lessor, to acquire and install, at Lessee's expense, such additional features, options or modifications as may be available at such time which (i) shall be of the type which are readily removable without causing material damage to the Equipment; (ii) will not impair the originally intended function or use of the Equipment in which they are installed; and (iii) will not interfere with Lessee's ability to obtain and maintain the maintenance contract required by Section 3 hereof. Any such additional feature, option or modification not removed prior to the return of the Equipment to Lessor shall become the property of Lessor. It is the intention and understanding of both Lessor and Lessee that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall not permit any Equipment to be installed in, or used, stored or maintained with, any personal property (except other Equipment leased hereunder) in such manner or under such circumstances that such Equipment might be or become an accession to or confused with such other personal property. Lessee shall not permit any Equipment to be installed in or used, stored or maintained with, any real property in such a manner or under such circumstances that any person might acquire any rights in such Equipment paramount to the rights of Lessor or Secured Party by reason of such Equipment being deemed to be real property or a fixture thereon.

6.       RISK OF LOSS

(a) Lessee assumes and shall bear the entire risk of partial or complete loss, theft, damage, destruction, condemnation, requisition, taking by eminent domain or other interruption or termination of use of the Equipment from any cause whatsoever, whether or not insured against, from the date of delivery of the Equipment until the Equipment is returned to and received by Lessor. Except as otherwise expressly provided herein, no such loss, theft, damage, destruction, condemnation, requisition, taking by eminent domain or other interruption or termination of use of the Equipment, and no delay, deficiency or absence of insurance proceeds, and no unavailability, delay or failure of supplies, parts, mechanisms, devices or service for the Equipment or any failure of the Equipment to function for any cause, shall relieve Lessee of the obligation to pay Rent hereunder. Except as otherwise expressly provided in Section 6(c) hereof, this Master Lease Agreement shall


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
not terminate, nor shall the respective obligations of the Lessor or the Lessee be affected, by reason of any defect in or Total Casualty (as defined in this Section 6) to or obsolescence of the Equipment or any item thereof from whatever cause, or the Equipment or any item thereof from whatever cause, or the interference with the use thereof by any private person, corporation or governmental authority, or any other disability of the Lessee to use the Equipment, or war, act of God, or governmental regulations, any present or future law or regulation to the contrary notwithstanding. Lessee shall promptly notify Lessor in writing of the occurrence of any of the above events and all pertinent details connected therewith. Except during any period when an Event of Default shall have occurred, Lessee shall be entitled to the proceeds of any claim or right of Lessor or Lessee against any third party on account of any of the foregoing events and Lessee shall be subrogated to the Lessor's right of recovery therefor against any third party. Lessor shall execute and deliver from time to time such instruments and take such other action as may be necessary or appropriate more fully to vest in Lessee such proceeds or effect such subrogation, provided, however, that all costs and expenses, including court costs and attorneys' fees, incurred in connection with enforcing or realizing upon any such claim or right to proceeds or obtaining enforcement of or realizing upon such right of subrogation, shall be paid by Lessee.

(b) In the event any item of Equipment is physically damaged to a material extent by any occurrence whatsoever, Lessee shall immediately notify Lessor of such damage and, unless Lessor shall determine that Section 6(c) hereof is applicable to such damage, Lessee, at Lessee's expense, shall promptly cause such item of Equipment to be returned to the condition described in Sections 3 and 5 hereto.

(c) In the event any item of Equipment shall be lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, or shall be subjected to a requisition, taking by eminent domain or other interruption or termination of use for a stated period which exceeds the term of this Master Lease Agreement (any such occurrence being referred to as "Total Casualty"), Lessee shall promptly notify Lessor and either: (i) obtain replacement equipment of like model and features, having utility and remaining useful life at least equal to that of each such replaced item of Equipment and, in which case, Lessee shall immediately convey to Lessor good title for all such replacement equipment free of all liens, claims or encumbrances and such replacement equipment shall be substituted for each such item of Equipment replaced hereunder; or (ii) pay to Lessor, on the next Monthly Rent payment date for such item of Equipment following such Total Casualty, an amount equal to the Casualty Value (specified in the applicable Schedule) of such item of Equipment on such Monthly Rent payment date. If Lessee elects to pay the Casualty Value rather than replace the Equipment, after the payment of such Casualty Value and all Monthly Rent due and owing for the period prior to the date of the Total Casualty with respect to such item of Equipment, Lessee's obligation to pay further Monthly Rent for such item of Equipment shall cease, but Lessee's obligation to pay Rent for all other items of Equipment shall remain


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unchanged. So long as no Event of Default shall have occurred and provided
Lessee shall have made the Casualty Value payment identified above, Lessor shall pay Lessee any insurance proceeds received by Lessor by reason of such Total Casualty up to the amount of the Casualty Value paid by the Lessee.

7.       INSURANCE

Lessee shall at all times during the term of this Master Lease Agreement and until the Equipment his been returned to Lessor as provided below, at its own expense, maintain physical damage insurance in an amount not less than the replacement value of the Equipment but in no event less than the Casualty Value thereof, and liability and property damage insurance covering the Equipment (including Lessee's contractual liability under Section 9 hereof), in such amount, and with such companies and such endorsements and covering such hazards, as are in general usage by companies owning or operating similar property and engaged in a business similar to Lessee's, in order to adequately protect the parties hereto. All insurance so maintained shall provide for a thirty-day prior written notice to Lessor and its assigns of any cancellation or reduction of coverages and an option in Lessor or its assignees to prevent cancellation by payment of premiums, shall, cover both the interest of the Lessor and any assigns of which the Lessee has notice and of the Lessee in the Equipment, and shall provide that all insurance proceeds shall be payable to the Lessee, Lessor and any such assignee as their respective interests may appear at the time of any such payment. Lessor and any such assignee shall be named as additional insureds on any public liability insurance policies so maintained. Lessee shall furnish to Lessor satisfactory evidence of any insurance so maintained no later than the date of delivery of each item of Equipment and once annually, upon Lessor's request, during the term hereof. Lessee's above obligation shall commence on the initial date of delivery of the Equipment and shall continue until the Master Lease Agreement term hereof expires and the Equipment is returned to Lessor. Lessee shall cooperate with Lessor and all companies providing any insurance to Lessee or Lessor or both with respect to the Equipment in collection on or enforcement of any such insurance. By this Section 7, Lessor does not modify or limit any provision of this Master Lease Agreement relating to disclaimer of warranties and liability, or indemnity.

8.       RETURN OF EQUIPMENT

Upon the expiration or earlier termination of the Master Lease Agreement, Lessee shall return the Equipment to Lessor in the same condition as received, reasonable wear and tear excepted and in the condition required by Sections 3 and 5 hereof, and shall permit the Equipment to be (a) inspected by agent(s) of the respective manufacturer(s), if Lessor so requests, (b) repaired, if necessary, so as to place the Equipment in the foregoing condition, (c) secured for shipping, and (d) shipped by truck or other normal ground transportation to


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such address as Lessor may designate. Lessor shall pay all expenses arising from the above clause (a) of this Section 8, and Lessee shall pay all expenses arising from the above clauses (b), (c), and (d) of this Section 8, provided that shipping charges payable by Lessee under such clause (d) shall be limited to an amount equal to the cost of shipping the Equipment to any location within the Continental United States.

9.       DISCLAIMER OF LIABILITY AND INDEMNITY

Lessor shall not be liable for, and Lessee agrees to indemnify and hold Lessor, Secured Party, and their respective successors and assigns, harmless against any loss, claim, action, suit, demand, proceeding, liability, penalty costs, damage, obligation, lien or expense of any kind on account of personal injury, property damage or otherwise, including, but not limited to, any matter arising under strict liability in tort, imposed on or incurred by or asserted against Lessor or Secured Party or its or their successors or assigns, including without limitation attorneys' fees incurred an account of any of the foregoing, in any way relating to this Master Lease Agreement or any document contemplated hereby, or in any way relating to the selection, manufacture, purchase, acceptance, ownership, delivery, installation, lease, sublease, possession, use, operation, maintenance, condition, return or storage of any item of Equipment, or any accident in connection therewith, or arising by operation of law as a consequence of any of the foregoing. The provisions of this Section 9 shall survive any termination of this Master Lease Agreement, provided, however, that the Lessee shall not be required to indemnify the Lessor for (a) any claim in respect of any item of Equipment arising from acts or events which occur after possession of such item has been redelivered to the Lessor and (b) any claim resulting from the willful misconduct or negligence of the Lessor. Lessee shall give Lessor prompt written notice of any matter hereby indemnified against and agrees that unless directed to the contrary by written notice by the indemnified party, Lessee shall assume full responsibility for the defense thereof on behalf of such party.

10.      EVENTS OF DEFAULT

(a) Each of the following shall constitute an Event of Default hereunder; (i) default in the payment of any Rent due hereunder and continuance of default thereof for ten days after notice by Lessor to Lessee of said default; (ii) failure by Lessee to make any other payment required by this Master Lease Agreement, or to perform any other of Lessee's agreements set forth in this Master Lease Agreement, or as attachments thereto, within 30 days after notice thereof is given by Lessor to Lessee; (iii) Lessee becomes insolvent or admits in writing its inability to pay its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee or a receiver or similar officer for it or any of its property, or, in the absence of such application, consent or acquiesce, a trustee or receiver or similar officer is appointed for Lessee or for a substantial part of Lessee's property and is not discharged within 60 days, or any bankruptcy, reorganization, debt, dissolution or other


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proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Lessee, and if instituted against Lessee is consented to or acquiesced in by Lessee or remains for 60 days undismissed; (iv) Lessee shall make an assignment for the benefit of its creditors; and (v) any warranty, representation, statement or report made in writing by Lessee in this Lease or in any document or certificate furnished in connection with this Lease or any financing obtained in connection therewith proves to have been untrue or incorrect in any material respect.

(b) Upon the occurrence of an Event of Default and so long as the same is continuing, Lessor may, at its option, declare the applicable Schedule(s) to be in default by notice to Lessee, and, thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion lawfully elects:

         (1) Proceed by court action, either at law or in equity, to enforce performance by Lessee of this Master Lease Agreement or to recover damages for the breach thereof.

         (2) By notice terminate the applicable Schedules, whereupon all rights of Lessee in the Equipment subject to said Schedules will absolutely cease but Lessee will remain liable as hereinafter provided; and, thereupon, Lessee, if so requested, will, at its expense, promptly return the Equipment to Lessor at the place designated by Lessor within the Continental United States and in the condition required pursuant to the terms hereof, or Lessor, at its option, may enter the premises where the Equipment is located and take immediate possession of and remove the same in a lawful manner. Lessee will, without further demand, forthwith pay Lessor an amount equal to any past due Rent which was due and payable for all periods up to and including the Monthly Rent payment date following the date on which Lessor has declared the Schedules to be in default, plus, as liquidated damages for loss of a bargain and not as a penalty, an amount (the "Default Value") equal to the present value of (i) the Monthly Rent which would otherwise have accrued from such Monthly Rent payment date to the end of the term of the applicable Schedules (the "Rental Amount"), plus (ii) all other amounts which absent an Event of Default would have been payable by Lessee hereunder and under the applicable Schedule(s) for the full term thereof, including, if Lessee is permitted or required pursuant to any applicable Schedules to purchase the Equipment, or pay any deficiency, the purchase price or deficiency amount provided therein. Such present value shall be computed utilizing a rate of five percent (5%) per annum. Following the return of the Equipment to Lessor pursuant to this clause (2), Lessor will proceed to sell or re-lease the Equipment in a commercially reasonable manner. The proceeds of such sale or re-lease will be applied by Lessor: (A) first, to pay all costs and expenses, including, but not limited to all reasonable legal fees and disbursements, incurred by Lessor as a result of the Event of Default and the exercise of its remedies with respect thereto; (B) second, to pay Lessor an amount equal to any unpaid past Rent due and payable plus the Default Value, to the extent not previously paid by Lessee, aid (C) third, to reimburse Lessee for the portion


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of the Default Value attributable to the Rental Amount to the extent that (i)
the full Default Value has been previously paid as liquidated damages and (ii) such proceeds are attributable or allocated to the period commencing on the Monthly Rent payment date following the date on which the lessor has declared the Schedules to be in default and ending on the date the applicable Schedule(s) would have terminated if Lessee had not defaulted. Any surplus remaining thereafter will be retained by Lessor. To the extent Lessee has not paid Lessor the amounts specified in this clause (2), Lessee will forthwith pay such amounts to Lessor plus interest at the Service Charge Rate, but no more than the highest lawful rate allowable under applicable law, or such amounts, computed from the date the Default Value is payable hereunder, until such amounts are paid.

(c) In addition, Lessee shall be liable for any damages and expenses which Lessor shall have sustained by reason of the breach of any covenant, representation or warranty of this Master Lease Agreement other than for the payment of the Monthly Rent, and shall be liable for any and all unpaid amounts due hereunder before, during or after the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of any item of Equipment. Upon the occurrence and during the continuance of an Event of Default hereunder, Lessor shall be exclusively entitled to enforce the warranties assigned to Lessee under, Section 4 hereof, notwithstanding such assignment. No remedy referred to in this Section 10 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

(d) A cancellation or termination of the Master Lease Agreement hereunder shaH occur only upon written notice by Lessor to Lessee, or repossession as provided above, and only with respect to such items of Equipment as Lessor specifically elects to cancel or terminate by such written notice or repossession. Except as to any such item of Equipment with respect to which there is a cancellation or termination, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations.

11.      SUBLEASE AND ASSIGNMENT

(a) LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT AND SECURED PARTY, (i) SUBLEASE, ASSIGN, PLEDGE, HYPOTHECATE OR IN ANY OTHER WAY TRANSFER THIS LEASE, THE EQUIPMENT OR ANY PART THEREOF, OR ANY INTEREST THEREIN, OR (ii) PERMIT THE EQUIPMENT OR ANY PART THEREOF TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEES EMPLOYEES; except only that so long as no Event of Default hereunder has


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occurred, Lessee may sublease the Equipment provided that the following are fulfilled as conditions precedent to Lessee's having authority hereunder to sublease: (1) the sublease shall not contain any provisions which would or the performance of which would, with notice or lapse of time or both or neither, result in any Event of Default under this Master Lease Agreement; (2) the sublease shall contain a provision expressly subordinating the sublease to Lessor's rights under this Master Lease Agreement, a provision by which the sublessee agrees, jointly and severally with Lessee, to be bound by and perform Lessee's obligations under this Master Lease Agreement, and a provision prohibiting any transfer, and any further subleasing except on conditions identical to the provisions of this Section 11; (3), such sublease shall be assigned to Lessor as security for the assignment (including a consent of the sublessee) in form and substance satisfactory to Lessor; (4) such subleasing shall not in any way adversely affect any federal, state or other tax benefits of the Lessor or Secured Party; (5) all such Uniform Commercial Code financing statements and other instruments necessary or appropriate to perfect or record Lessor's or Secured Party's interest in the sublease, the payments due thereunder and the Equipment shall have been duly executed and filed or recorded; (6) the identity of the sublessee and form of sublease shall have been approved by Lessor and Secured Party, which approval shall not be unreasonably withheld. No such permitted sublease shall relieve Lessee of any of its obligations hereunder. Any assignment, sublease, pledge hypothecation or transfer for which consent is required hereby and which is made without such consent shall be void. The consent of Lessor or Secured Party to any of the foregoing applies only to the specific instance in which given, and shall not be deemed a consent to any subsequent like act by Lessee or any other person. Subject to the foregoing, this Master Lease Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto. Lessee's interest herein shall not be assigned by operation of law. Notwithstanding the foregoing, Lessee shall be entitled to assign or transfer this Master Lease Agreement, the Equipment, and its interests in this Master Lease Agreement and the Equipment in connection with a sale of all or substantially all of its assets to, or a consolidation of Lessee with, or a merger of Lessee into, any corporation, so long as such corporation assumes the obligations of Lessee under this Master Lease Agreement and immediately following such sale, consolidation, or merger, is, in the opinion of Lessor, no less credit-worthy than Lessee immediately prior to such sale, consolidation or merger. Lessor and any direct or remote assignee of any right, title and interest of Lessor hereunder shall have the right at any time or from time to time to assign to any third party all or any part of its right, title and interest in and to this Master Lease Agreement or the Equipment. Lessee acknowledges that any assignment or transfer by Lessor permitted under this lease shall not materially change Lessee's duties or obligations under this Master Lease Agreement or materially increase the burdens or risks imposed upon Lessee.

(b) Lessor may obtain financing through financial institutions and secure such financial institutions ("Secured Party") by granting a security interest in or lien on all or any part of Lessor's interest in the Equipment, the applicable Schedule, any collateral therefor, and amounts payable by Lessee under the applicable Schedule. Such financing may include the purchase of the Equipment by Secured Party. In the event of such financing (1) the lien is subject to Lessee's rights as herein provided; (2) such assignment of the applicable Schedule or any interest herein will not relieve Lessor from its obligations hereunder or be construed to be an assumption by Secured Party of such obligations (but Secured Party may perform, at its option, some or all of Lessor's obligations); (3) upon appropriate notice and upon request by Secured Party, Lessee will thereafter pay directly to Secured Party all Rent and other amounts payable hereunder; and (4) Lessee's obligation to pay Rent and other amounts hereunder, shall be absolute and unconditional and shall not be subject to any reduction, abatement, defense, set-off, counterclaim or recoupment for any reason whatsoever.

12.      GENERAL

(a) Any provision herein that obligates Lessee to take any action shall require Lessee to do so at its sole costs and expense. Lessee shall pay Lessor interest at the maximum rate permitted by applicable law, but in no event in excess of a rate of one and one-half percent (1 1/2%) per month, on any amount past due from the date it is required to make any payment of Rent or other amount hereunder. Such interest shall be payable with respect to the period commencing on the date such payment is due through the date such payment is actually made.

(b) Any notice hereunder shall be in writing and shall be deemed to be given when delivered, including, but not limited to, overnight courier or electronic transmission or, if mailed, on the third day after mailing by registered or certified mail, postage prepaid and addressed to Lessee or Lessor at its respective address shown on the first page hereof, or to either party at such other address it has designated as its address for purposes of notice hereunder.

(c) Promptly upon Lessor's written request, Lessee agrees to execute, acknowledge and deliver such instruments, and to take such other action, as may reasonably be necessary in the opinion of Lessor, or Lessor's counsel, to protect Lessor's or any Secured Party's interests in the Equipment, this Master Lease Agreement and any Rent, including, but without limitation, the obtaining and execution of landlord and mortgage waivers and Uniform Commercial Code financing statements in recordable form, incumbency certificates and, at Lessee's expense, opinion of Lessee's legal counsel regarding the matters contained in Section 4(b) hereof. Upon Lessor's written request, Lessee also agrees to provide quarterly financial statements and annual audited financial statements in the form previously furnished to Lessor within 120 days of the end of each quarter and Lessee's fiscal year end. Lessor may file or record a copy of this Master Lease Agreement, as a financing statement or for any other purpose. Lessee agrees to pay Lessor a transaction fee of $100.00 per Schedule for filing fees in connection with Uniform Commercial Code financing statements.

(d) This Master Lease Agreement and all Schedules duly executed and attached hereto from time to time constitute the entire agreement between the parties hereto with respect to the Equipment, and any change or modification hereto and any related agreement must be in writing and signed by the parties hereto. There shall be a single executed original of this Master Lease Agreement which shall be marked and, for the purposes hereof, shall be referred to as the "Original," all other counterparts shall be marked "Duplicate." With respect to any Schedule to this Master Lease Agreement executed by the parties hereto, the following shall apply: (i) each such Schedule shall constitute a new lease between the parties; (ii) there shall be a single executed original of each such Schedule marked "Original;" (iii) all other counterparts of such Schedule shall be marked "Duplicate;" and (iv) to the extent, if any, that any such Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest therein may be created through the transfer or possession of the Original of this Master Lease Agreement or any Duplicate of such a Schedule, but such security interest may be created by die transfer or possession of the Original of such Schedule together with a certified copy of this Master Lease Agreement.

(f) Lessor is not, and shall not be deemed to be, an agent, employee or representative of Lessee or any manufacturer of any Equipment, for any purpose whatsoever.

(g) If this Lease or any provision hereof shall be deemed invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of this lease in other respects and in other jurisdictions shall not be in any way impaired or affected thereby. No covenant or condition of this Master Lease Agreement shall be waived except by the written consent of the party to be bound by such waiver. No waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. Forbearance or indulgence by Lessor or Lessee in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which such forbearance or indulgence may apply, and, until complete performance by such party of such covenant or condition, Lessor or Lessee, as the case may be, shall, be entitled to invoke any remedy available to such party under this Master Lease Agreement or by law or in equity or otherwise despite said forbearance or indulgence. This Master Lease Agreement shall be governed by the laws of the State of Florida. Lessee hereby submits to the jurisdiction of the state and federal courts located in Florida.

(h) Should Lessee fail to make any payment or to do any act as herein provided, after notice to Lessee which is reasonable under the circumstances, Lessor shall have the right, but not the obligation and without releasing Lessee from any obligation hereunder or waiving Lessor's right to declare a default hereunder, to make or do the same, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the reasonable judgment of Lessor appears to materially and adversely affect Lessor's interest in the Equipment, and in exercising any such rights, Lessor may in any liability and expend whatever amount in its reasonable discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall, be without demand immediately due and payable by Lessee.

(i) Whenever the content of this Master Lease Agreement requires, the singular number includes the plural. Section headings contained herein are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument. Although this Master Lease Agreement is dated as of the date first above written for convenience, the Agreement Date and the Commencement Date shall be as specified in the applicable Schedule.

(j) This Master Lease Agreement may be canceled by Lessee in writing, provided all outstanding Schedules hereunder have either expired or have been terminated with respect to their individual termination provisions, and that no Events of Default have occurred under any Schedules, and Lessee has fulfilled all obligations under all such Schedules.


                                        LESSOR:

                                        NOVA CORPORATION



                                        By:
                                            GARY L. SHAPIRO, President



                                        LESSEE:

                                        NATIONAL AUTO FINANCE COMPANY L.P.



                                        By:
                                            KEVIN ADAMS, Chief Financial Officer

DAFS03...:\97\64897\0001\2058\AGR4208N.090

                           EQUIPMENT SCHEDULE NUMBER I

                                       TO

                   MASTER LEASE AGREEMENT DATED APRIL 1, 1995


         LESSOR:                                        LESSEE:
NOVA CORPORATION                           NATIONAL AUTO FINANCE COMPANY L.P.
621 NW 53rd Street, Suite 320              621 NW 53rd Street, Suite 200
Boca Raton, FL 33487                       Boca Raton, FL 33487
Gary L. Shapiro, President                 Kevin Adams, Chief Financial Officer
407-241-7790                               407-997-2747

Equipment Location if other than Lessee's address above:

Interest Rate:                                8%
Rental Term:                                  60 months
Commencement Date:                            September 1, 1995
Rental Payment Amount:                        $2,127.57


         The items of Equipment described herein are leased on the terms specified in and subject to the terms and conditions of that certain Master Lease Agreement referenced above, which, except as modified herein, remains in fall force and effect. All of the terms and conditions of the Master Lease Agreement are hereby incorporated herein and made a part hereof as if such terms and conditions were set forth in this Equipment Schedule. This Equipment Schedule, together with the terms and conditions as incorporated herein, constitutes a separately enforceable lease agreement with respect to the Equipment.

         In the event Acceptance occurs prior to the Commencement Date, interim rental shall be paid by Lessee in the amount equal to a proration on a per diem basis of the Monthly Rent, for the period commencing as of the date of Acceptance to the Commencement Date. All payments provided for herein shall be payable to such place as Lessor shall direct. - The term of the lease shall be automatically extended at the monthly lease rate in effect at the end of said term unless and until terminated by either party hereto giving the other not less than ninety (90) days prior written notice.

PLEASE REFER TO ATTACHED EQUIPMENT SCHEDULE.


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